UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):

May 19, 2010

CASH AMERICA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Texas	1-9733	75-2018239
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1600 West 7th Street

Fort Worth, Texas 76102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 335-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 19, 2010, the Cash America International, Inc. (the “Company”) 2010 Annual Meeting of Shareholders was held. At that meeting, the following three proposals were submitted to a vote of the Company’s shareholders, and the final voting results for each proposal are set forth below:

Proposal 1

Election of the following eight directors:

Director Nominees	For	Withheld	Broker Non-Votes
Jack R. Daugherty	23,142,127	1,938,992	2,241,312
Daniel E. Berce	24,722,354	358,765	2,241,312
Daniel R. Feehan	23,406,323	1,674,796	2,241,312
Albert Goldstein	21,880,303	3,200,816	2,241,312
James H. Graves	23,918,665	1,162,454	2,241,312
B. D. Hunter	23,879,830	1,201,289	2,241,312
Timothy J. McKibben	23,884,847	1,196,272	2,241,312
Alfred M. Micallef	23,883,559	1,197,560	2,241,312

Each director nominee was elected a director of the Company and will serve until the Company’s 2011 Annual Meeting of Shareholders, until their successors are elected and qualify or until their earlier death or resignation.

Proposal 2

Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010:

	For	Against	Abstain
Ratification of the Independent Registered Public Accounting Firm	26,337,107	973,133	12,191

This proposal was approved.

Proposal 3

Consideration of a shareholder proposal regarding anti-predatory lending policies submitted jointly by Christian Brothers Investment Services, Inc., the Benedictine Sisters and MMA Stewardship Solutions:

	For	Against	Abstain	Broker Non-Votes
Shareholder Proposal	1,907,996	19,227,547	3,945,576	2,241,312

The shareholder proposal was not approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.

Date: May 20, 2010	By:	/S/ J. CURTIS LINSCOTT
J. Curtis Linscott
Executive Vice President, General Counsel & Secretary